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                    TMBR/SHARP DRILLING, INC.
                    DIRECTORS' FEE STOCK PLAN


SECTION 1.       PURPOSE

     The loyal and dedicated service of qualified "outside" Directors is essential to the growth and progress of TMBR/Sharp Drilling, Inc. (the "Company"). The TMBR/Sharp Drilling, Inc. Directors' Fee Stock Plan (the "Plan") has been adopted to better enable the Company to retain and attract qualified outside Directors to serve on the Company's Board of Directors, while reducing the Company's cash outlay of Director's fees. The Plan is also intended to encourage stock ownership by outside Directors and promote the alignment of the interests of such Directors with the shareholders of the Company.


SECTION 2.       ADMINISTRATION

     The Plan will be administered by a committee of two or more persons (the "Committee") who will be appointed by the Board of Directors of the Company (the "Board" or "Board of Directors"). Grants of the Company's Common Stock, par value $.10 per share (the "Stock") and the amount of the Stock granted will be automatic, as provided in Section 5 of this Plan. All questions of interpretation of the Plan will be determined by the Committee and such determinations will be final and binding upon all persons having an interest in the Plan. The Committee may act (a) by majority vote of its members meeting in person or by telephone or (b) by consent in writing signed by all of the members of the Committee. Two members of the Committee shall constitute a quorum for the transaction of business at a meeting. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from or add members to, the Committee.


SECTION 3.       PARTICIPATION

     Each Director who is not an employee of the Company or any subsidiary of the Company (a "Nonemployee Director") is eligible to participate in the Plan.


SECTION 4.       STOCK SUBJECT TO THE PLAN

     Twenty-five thousand (25,000) shares of Stock are authorized for issuance under this Plan, subject to adjustment under Section 8 of this Plan. The Company may issue authorized but unissued shares of its Stock, may repurchase shares in the open market or in private transactions, or may otherwise make a sufficient number of shares available under the Plan. The Plan at all times shall be entirely unfunded and the Company shall not be required to reserve or otherwise set aside shares of Stock or any other assets for the payment of its obligations hereunder.








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SECTION 5.       GRANTS OF STOCK

     5.1. Retainer Fee. Each Nonemployee Director of the Company shall receive for his or her services as a Director of the Company 300 shares of Stock for each Board of Directors' meeting attended by such director and 100 shares of Stock for each meeting of any committee of the Board of Directors attended by a Nonemployee Director.

     5.2 Issuance of Shares. Shares of Stock issuable to a Nonemployee Director under Section 5.1 hereof shall be issued to such Nonemployee Director on the Issue Dates. The Company will instruct its transfer agent and registrar to make an entry on the Company's shareholder records evidencing that the Stock has been issued as of the Issue Dates. The Stock will be fully paid, nonassessable shares of Common Stock. "Issue Date" means each date on which the Board of Directors of the Company or any Committee thereof holds a meeting. Notwithstanding anything to the contrary herein, if on any Issue Date the number of shares of Stock otherwise issuable to the Nonemployee Directors exceeds the number of authorized shares of Stock remaining available under the Plan, the available shares shall be allocated among the Nonemployee Directors in proportion to the number of shares they would otherwise be entitled to receive.


SECTION 7.       LIMITATION OF RIGHTS

     7.1. No Right to Continue as a Director. Neither this Plan, the grant of any Stock, nor any other action taken pursuant to this Plan constitutes or is evidence of any agreement or understanding, express or implied, that the Company will retain a Nonemployee Director for any period of time or at any particular rate of compensation.

     7.2. No Rights to Receive Stock After Eligibility Ceases. A Director has no rights to receive Stock under the Plan, and will not receive any Stock, or any part thereof once he or she (i) becomes an employee of the Company or any subsidiary of the Company; or (ii) ceases to be a Director for any reason; provided, however, in the event of a Nonemployee Director's death before the issuance to the Nonemployee Director of all of his or her Stock, the balance of the Stock shall be transferred to the beneficiary or beneficiaries designated in writing by the Nonemployee Director, or if no designation has been made, to the estate of the Nonemployee Director.








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     7.3. Rights of the Company.   The Plan shall not affect in any way the
right or power of the Company to issue additional shares of stock; to make adjustments, reclassifications, reorganizations or changes in its capital or business structure; to participate in a merger, consolidation or share exchange with another corporation; or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

     7.4 No Shareholder Rights. A Director does not have any rights whatsoever as a shareholder with respect to any grant until the shares of Stock evidencing such grant are actually distributed to the Director. No adjustment will be made for dividends or other rights with respect to which a record date occurs prior to an Issue Date.

     7.5 Rights Not Assignable. The rights and benefits of a Nonemployee Director under the Plan are not transferable and shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No such right or benefit, prior to receipt thereof pursuant to the provisions of this Plan, shall be in any manner liable for or subject to the debts, contracts or liabilities of a Nonemployee Director. During the lifetime of a Director, Stock granted under the Plan will be issued only to that Director.


SECTION 8.       ADJUSTMENTS

     If any change is made to the Stock by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise, including, but not limited to, any change whereby the Stock is converted into or exchanged for another class of shares or shares of another entity, appropriate and comparable adjustments will be made to the number and kind of shares subject to the Plan. All such adjustments will be made in such a manner as to avoid dilution or enlargement of the rights of Directors under this Plan.


SECTION 9.       TERMINATION AND AMENDMENT OF THE PLAN

     The Board of Directors of the Company may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that no such action shall, without the consent of a Nonemployee Director, affect the rights of such Nonemployee Director in any Stock issued to such Nonemployee Director under the Plan.






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SECTION 10.      LEGAL RESTRICTIONS

     The obligations of the Company to deliver shares of Stock under this Plan shall be subject to all applicable laws, rules and regulations and such approvals by any government agency as may be required, including, without limitation, compliance with the Securities Act of 1933, as amended, The Nasdaq Stock Market or any other national securities exchange upon which the Stock is listed. In connection with any issuance of Stock or transfer thereof, the person acquiring the Stock shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements.


SECTION 11.      RULE 16b-3 COMPLIANCE

     11.1. Six-Month Holding Period. Unless a Director could otherwise dispose of Stock acquired under the Plan without incurring liability under
Section 16(b) of the Securities Exchange Act of 1934, as amended, all Stock acquired under the Plan must be held for a period of not less than six months following the date of such acquisition.

     11.2.    Other Compliance Provisions.   The  Committee  shall administer
the Plan in a manner that will ensure that each transaction by a Director is exempt from liability under Rule 16b-3, except that a Director may be permitted to engage in a non-exempt transaction under the Plan if notice has been given to the Director regarding the non-exempt nature of the transaction. The Committee may authorize the Company to repurchase any shares of Stock acquired under the Plan in order to prevent a Director from incurring liability under
Section 16(b). Unless otherwise specified by the Nonemployee Directors, Stock acquired under the Plan which is disposed of by a Nonemployee Director shall be deemed to be disposed of in the order acquired by the Nonemployee Director.


SECTION 12.  LIMITATION OF LIABILITY

     No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Stock granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company shall indemnify such member to the fullest extent permitted under the Company's governing instruments with respect to the indemnification of Directors.






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SECTION 13.    WITHHOLDING

     To the extent required by applicable federal, state, local or foreign law, a Nonemployee Director shall make arrangements satisfactory to the Company for the payment of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Stock under the Plan until such obligations are satisfied. A Nonemployee Director may satisfy any such withholding obligation by (i) having the Company retain the number of shares of Stock or (ii) tendering the number of shares of Stock, in either case, whose fair market value equals the amount required to be withheld. The value of the shares of Stock to be withheld, or delivered to the Company, shall be based on the market value of the Stock on the date the amount of tax to be withheld is determined.


SECTION 14.    GOVERNING LAW

     The Plan will be governed, and its provisions construed, in accordance with the laws of the State of Texas and applicable federal law, without regard to conflicts of law.


SECTION 15.    TERM OF PLAN

     This Plan shall remain in effect until its termination by the Board. Termination of the Plan shall not affect any shares of Stock previously granted.






















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